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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                       Date of Report: September 15, 2004

                                 PacificNet Inc.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       000-24985                                           92-2118007
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(Commission File Number)                       (IRS Employer Identification No.)


Unit 2710, Hong Kong Plaza, 188 Connaught Rd West, Hong Kong
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  011-852-2876-2900




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Item 8.01.  Other Events

         On September 15, 2004, the Company, through its subsidiary PacificNet Strategic Investment Holdings Limited, consummated the acquisition of a 51% controlling interest (the "Acquisition") in Soluteck Technology (Shenzhen) Company Limited, a corporation incorporated in Shenzhen, China ("Soluteck"). Soluteck is engaged in the business of providing software customization and localization, outsourcing, third-party alliance and hardware and software distribution to the banking, postal and telecommunications industries in Hong Kong and China

         The Company acquired the controlling interest in Soluteck through the purchase of 630 shares (the "Shares") of Smartime Holdings Limited("Smartime"), the beneficial owner of a 81% controlling interest in Soluteck, from the shareholders of Smartime. The consideration for the Acquisition was payable as follows:

         (i) USD$500,000, payable in shares of common stock of the Company (the "Common Stock"), equivalent to 100,000 restricted shares (the "Shares") of Common Stock, based on a fair market value of $5.00, deliverable within 30 days of signing the Agreement. All of the Shares deliverable to the Shareholders are being held in escrow pursuant to the terms of an escrow agreement, which provides that the Common Stock will be released in installments over the twelve month period ending on September 30, 2005; provided, that Soluteck meets certain net income milestones during such period. If at the end of the second twelve month period ending on September 30, 2006, there is a shortfall in Soluteck's net income, the Shareholders shall return to the Company Shares equivalent to the dollar amount of such shortfall divided by $5.00; and

         (ii) warrants to purchase up to 50,000 shares of Common Stock at an exercise price equal to the 5 day volume weighted average price of the Common Stock before the signing of the Agreement. The warrants are exercisable for a period of 3 years from the date of issuance.

         In connection with the Acquisition, the Company's subsidiary has agreed to provide Soluteck with an operating loan of RMB 3,000,000; provided, that Soluteck secures certain contracts with Huawei. The loan would mature within 3 years with interest at a rate of 4% per year.

         The Shares are restricted shares issued under an exemption from registration of the Securities Act of 1933, as amended. If at the time the Shareholders are eligible to sell the Shares under Rule 144, the fair market value of the Common Stock is less than USD$3.50, the Company shall issue additional shares of Common Stock for an aggregate amount of USD$100,000, up to a maximum of 60,000 shares of Common Stock. If at such time the fair market value of the Common Stock is more than USD$8.00 per share, the Shareholders and the Company will share on an equal basis any excess over USD$8.00 per share.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PACIFICNET INC.

                                             By: /s/ Tony Tong
                                                 -------------------------------
                                                 Name:   Tony Tong
                                                 Title:  Chief Executive Officer
Dated: September 27, 2004




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